UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 18, 2008

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2008 the board of directors of Yadkin Valley Financial Corporation amended Article 3, Section 2(a) of the Company’s bylaws to increase the authorized number of Directors.  Article 3, Section 2(a) now reads:

Section 2. Number, Term of Office and Qualifications.

(a) The number of Directors shall not be less than five (5) nor more than twenty-five (25) persons, each of whom shall be a shareholder of Yadkin Valley Bank and Trust Company or the Company. The exact number of directors, within the minimum and maximum limitations of the preceding sentence, shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board prior to the annual meeting of shareholders at which such directors are to be elected. In addition to the foregoing relating to the determination of the number and election of directors, the shareholders, at any meeting thereof, may authorize not more than two (2) additional directorships, which may be left unfilled by the shareholders at such meeting, to be filled in the discretion of the directors during the interval between meetings of the shareholders.

A complete copy of the Company’s amended bylaws is attached hereto as Exhibit 3.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit No.	Exhibit

3.1	Amended Bylaws of Yadkin Valley Financial Corporation dated December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ EDWIN E. LAWS
Name:	Edwin E. Laws
Title:	Chief Financial Officer

Dated: December 19, 2008

EXHIBIT INDEX

Exhibit Number	Description

Exhibit No.	Exhibit

3.1	Amended Bylaws of Yadkin Valley Financial Corporation dated December 18, 2008.